Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We hereby consent to the incorporation by reference in the Registration Statement on and Form S-8 (Nos. 333-61916, 333-61672, 333-17011, 333-16635,
    033-60607, 333-119887, 333-119590) of Community Bank System, Inc. of our
    report dated March 11, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Syracuse, New York
March 14, 2005